Exhibit 10.3
INVESTMENT SUB-ADVISORY AGREEMENT
THIS INVESTMENT SUB-ADVISORY AGREEMENT made this 28th day of May, 2024 (this “Agreement”), by and among CHURCHILL PCIF ADVISOR LLC, a Delaware limited liability company (the “Adviser”), CHURCHILL ASSET MANAGEMENT LLC, a Delaware limited liability company (“Churchill”), and NUVEEN ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Sub-Adviser”).
WHEREAS, each of the Adviser, Churchill and the Sub-Adviser are investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services;
WHEREAS, the Adviser has been retained to serve as the investment adviser to Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Fund”), that operates as a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Adviser is responsible for the overall management of the Fund’s activity pursuant to the investment advisory agreement, dated May 28, 2024, by and between the Fund and the Adviser (the “Advisory Agreement”), pursuant to which the Adviser may engage one or more investment advisers that are registered under the Advisers Act to act as sub-advisers;
WHEREAS, the Adviser has engaged Churchill to serve as a sub-adviser to the Fund and has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Advisory
Agreement to Churchill pursuant to a sub-advisory agreement, dated May 28, 2024, by and between the Adviser and Churchill (the “Sub-Advisory Agreement”);
WHEREAS, the Adviser and Churchill desire to engage the Sub-Adviser to manage certain of the Fund’s liquid investments, which will be comprised of a portfolio of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”), subject to the terms and conditions set forth in this Agreement, and the Sub-Adviser is willing to render such services and manage the Liquid Investments, subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.    Duties of the Sub-Adviser.
(a)     Retention of Sub-Adviser. The Adviser and Churchill hereby engage the Sub-Adviser to manage certain of the Liquid Investment strategy of the Fund, from time to time, subject to the terms set forth herein and subject to direction and supervision of Churchill and the supervision of the Board.
(b)     Responsibilities of Sub-Adviser. If Churchill wishes for the Sub-Adviser to place orders for the purchase and sale of securities relating to the Liquid Investment strategy for the Fund pursuant to this Agreement, Churchill will, in its discretion, notify and instruct the Sub-Adviser on the parameters in accordance with which the Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place such orders for the purchase and sale of securities relating to the Liquid Investment strategy for the Fund, all on behalf of Churchill. Such notice will include, but not be limited to, the parameters of the Fund’s investment guidelines relating to its Liquid Investment strategy, the maximum amount to be invested, and any other limitation of the purchase and sale of securities relating to the Liquid Investment strategy. For the avoidance of any doubt, the percentage of the Fund’s portfolio allocated to the Liquid Investment strategy will be managed by, and be at the sole discretion of, Churchill, which may be increased or decreased from time to time.
(c)     Acceptance of Engagement. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (i) the Fund’s investment objectives, policies and restrictions set forth in the Fund’s prospectus; (ii) such policies, directives, regulatory restrictions and compliance policies as Churchill will, from time to time, establish or issue and communicate to the Sub-Adviser in writing; and (iii) applicable law and related regulations.
(d)    Independent Contractor Status. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser, Churchill or the Fund in any way or otherwise be deemed an agent of the Adviser, Churchill or the Fund.
(e)     Brokerage Commissions. Subject to any directive from Churchill, the Sub-Adviser will place orders with any broker or dealer in connection with making investments for the Fund, on Churchill’s behalf hereunder. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Sub-Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term, subject to review by the Board from time to time with respect to the extent and continuation of such practice to determine whether the Fund benefits, directly or indirectly, from such practice.
(f)     Voting of Proxies. The Adviser and Churchill delegate to the Sub-Adviser discretionary authority of the Adviser to exercise voting rights with respect to the Liquid Investments that it manages (the “Sub-Adviser Assets”) and authorizes the Sub-Adviser to delegate further such discretionary authority to a designee identified in a notice given to the Fund, the Adviser and Churchill. The Sub-Adviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities and other investments in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, Churchill, or the Fund or take any action with respect thereto. Such authorization shall include the ability to exercise authority with regard to corporate actions affecting investments in the Sub-Adviser Assets.
The Sub-Adviser has established a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Sub-Adviser will provide Churchill, or its designee, a copy of such procedure and establish a process for the timely distribution of the Sub-Adviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by U.S. Securities and Exchange

Commission (“SEC”) filings under the 1940 Act, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended, respectively.
(g)     Power and Authority. To facilitate the Sub-Adviser’s performance of its responsibilities, but subject to the restrictions contained herein and the directive of Churchill as set forth in Section 1(b), the Adviser and Churchill, on behalf of the Fund, hereby delegates to the Sub-Adviser, and the Sub-Adviser hereby accepts, the power and authority to act on behalf of the Fund to effectuate investment decisions for the Fund relating to certain of its Liquid Investment, including the execution and delivery of all documents relating to the Liquid Investments, the placing of orders for other purchase or sale transactions on behalf of the Fund relating to the Liquid Investment strategy and the transfer of cash and other assets to facilitate the arrangement of the Liquid Investments. If the Sub-Adviser deems it necessary or advisable to make, through a special purpose vehicle, any Liquid Investment it is permitted hereunder to make on behalf of the Fund, then the Sub-Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle and to make such investment through such special purpose vehicle. The Adviser and Churchill, on behalf of the Fund, but subject to the restrictions contained herein, also grant to the Sub-Adviser the power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Adviser reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement or otherwise not in conflict with the Fifth Amended and Restated Declaration of Trust and the Third Amended and Restated Bylaws of the Fund. Any such actions taken by the Sub-Adviser on behalf of the Fund shall be in the name of the Fund.
2.    Expenses.
(a)    During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Sub-Adviser, at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement; provided however, that the Sub-Adviser may not sub-contract or assign its duties under this Agreement to third-parties. In addition, the Fund or Churchill, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser in connection with services provided by the Sub-Adviser outside of the scope of this Agreement, specifically at the request of and on behalf of the Fund, the Adviser, or Churchill.  In such instances, the Sub-Adviser shall keep and supply to the Fund, the Adviser and/or Churchill, as applicable, reasonable records of all such expenses. For the avoidance of doubt, unless the Sub-Adviser elects to bear or waive any of the following costs (in its sole and absolute discretion), the Fund shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to:
(i)the organization of the Fund;
(ii)    calculating net asset value (including the cost and expenses of any independent third-party valuation firm);
(iii)    expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, Churchill, the Sub-Adviser, or members of their investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;
(iv)    fees and expenses incurred by the Adviser, Churchill, the Sub-Adviser or Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC) (the “Administrator”)

or an affiliate thereof payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Fund’s investments and monitoring investments and portfolio companies on an ongoing basis;
(v)    any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Fund, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Fund’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Fund and in making, carrying, funding and/or otherwise resolving investment guarantees);
(vi)    offerings, sales, and repurchases of the Fund’s shares of beneficial interest and other securities;
(vii)    fees and expenses payable under the intermediary manager agreement between the Fund and Nuveen Securities, LLC and selected dealer agreements, if any;
(viii)    investment advisory fees payable under Section 7 of the Advisory Agreement;
(ix) administration fees and expenses, if any, payable under the administration agreement by and between the Fund and the Administrator (the “Administration Agreement”) (including payments under the Administration Agreement, based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including the allocable portion of the cost of the Fund’s chief financial officer and chief compliance officer, and their respective staffs);
(x) costs incurred in connection with investor relations and Board relations;
(xi)    any applicable administrative agent fees or loan arranging fees incurred with respect to the Fund’s portfolio investments by the Adviser, Churchill, the Sub-Adviser, the Administrator or an affiliate thereof;
(xii)    any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Fund (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(xiii)    transfer agent, dividend agent and custodial fees and expenses;
(xiv)    federal and state registration fees;
(xv)    federal, state and local taxes;
(xvi)    fees and expenses of the members of the Board who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, Churchill, the Sub-Adviser or of the Fund (each, an “Independent Trustee”), including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Independent Trustees;
(xvii)    costs of preparing and filing reports or other documents required by the SEC, Financial Industry Regulatory Authority, Inc., U.S. Commodity Futures Trading Commission, or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities and/or other regulatory filings, notices or disclosures of the Adviser, Churchill, the Sub-Adviser and their respective affiliates relating to the Fund and its activities;
(xviii)    costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xix)    fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;
(xx)    direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;
(xxi)    proxy voting expenses;
(xxii)    all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Fund, including in connection with the distribution reinvestment plan or the share repurchase program;
(xxiii)    costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(xxiv)    the allocated costs incurred by the Adviser, Churchill, the Sub-Adviser and/or the Administrator in providing managerial assistance to those portfolio companies that request it;
(xxv)    allocable fees and expenses associated with marketing efforts on behalf of the Fund;
(xxvi)    all fees, costs and expenses of any litigation involving the Fund or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the Fund’s affairs;
(xxvii) fees, costs and expenses of winding up and liquidating the Fund’s assets; and

        (xxviii) all other expenses incurred by the Fund, the Adviser, Churchill, the Sub-Adviser, or the Administrator in connection with administering the Fund’s business.

    (b)    Any requests for reimbursement of expenses incurred by the Sub-Adviser reimbursable consistent with clause (a)(i)-(xxviii) above must be made in writing delivered to the Fund with a copy to the Adviser. In such instances, the Sub-Adviser shall keep and supply to the Fund and Churchill reasonable records of all such expenses.
3.    Compensation.

For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, payable monthly in arrears, 50% of the aggregate amount of the management fee payable to the Adviser under the Advisory Agreement associated with the Liquid Investments managed by the Sub-Adviser, at the direction of Churchill, pursuant to this Agreement (it being understood that such amount shall be prorated, based on the fair value of such Liquid Investments over the fair value of the total investment portfolio of the Fund as of the beginning of each calendar month).
4.    Liability and Indemnification.
(a)     The duties of the Sub-Adviser shall be confined to those expressly set forth herein. The Sub-Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Sub-Adviser) shall not be liable for any action taken or omitted to be taken by the Sub-Adviser or such other person in connection with the performance of any of its duties or obligations hereunder, except to the extent resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. As used in this Section 7(a), the term “Sub-Adviser” shall include, without limitation, the Sub-Adviser’s affiliates and the Sub-Adviser’s and its affiliates’ respective partners, shareholders, directors, members, principals, officers, employees and other agents of the Sub-Adviser.
(b)     (i) Except as set forth in clause (ii), Churchill shall indemnify the Sub-Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Sub-Adviser) (collectively, the “Indemnified Parties”), for any liability, losses, damages, costs and expenses, including reasonable attorneys’ fees and amounts reasonably paid in settlement (“Losses”), howsoever arising from, or in connection with, the Sub-Adviser’s performance of its obligations under this Agreement and (ii) Churchill shall indemnify the Indemnified Parties for any Losses arising from, or in connection with, Churchill’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of the performance of its obligations under this Agreement or the Sub-Advisory Agreement; provided, however, that in the case of clauses (i) and (ii) the Sub-Adviser shall not be indemnified for any Losses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.
5.    Confidentiality
The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation.
6.    Responsibility of Dual Directors, Officers and/or Employees
If any person who is a director, officer, equityholder or employee of the Sub-Adviser or its affiliates is or becomes a trustee, officer, equityholder and/or employee of the Fund and acts as such in any business of the Fund, then such trustee, officer, equityholder and/or employee of the Sub-Adviser or its affiliates shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer, equityholder or employee of the Sub-Adviser or its affiliates or under the control or direction of the Sub-Adviser or its affiliates, even if paid by the Sub-Adviser.

7.    Duration and Termination of Agreement.
(a)     This Agreement shall become effective as of the effective date of the Advisory Agreement (the “Effective Date”). This Agreement may be terminated at any time, without the payment of any penalty, upon 120 days’ written notice, by (i) the Adviser or Churchill, if the Board or a “majority of the outstanding voting securities” (as such term is defined in Section 2(a)(42) of the 1940 Act) of the Fund determines that this Agreement should be terminated, or (ii) the Sub-Adviser. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Sub-Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Sub-Adviser shall be entitled to any amounts owed under Section 6 through the date of termination or expiration.
(b)     Unless earlier terminated pursuant to clause (a) above, this Agreement shall continue in effect for two years from the Effective Date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Independent Trustees in accordance with the requirements of the 1940 Act.
(c)     This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
8.    Services Not Exclusive.
Nothing in this Agreement shall prevent the Sub-Adviser or any member, manager, officer, employee, agent or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its members, managers, officers, employees, agents or other affiliates from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting. For the avoidance of doubt, the Adviser, Churchill and the Sub-Adviser (or either of their respective affiliates) may enter into one or more agreements pursuant to which the Sub-Adviser and/or its affiliates and their personnel may be restricted in their investment management activities. The Sub-Adviser or any member, manager, officer, employee, agent or other affiliate thereof may allocate their time between advising the Fund and managing other investment activities and business activities in which they may be involved.
9.    Notices.
Any notices and other writings contemplated by this Agreement shall be delivered to the other party by (i) first class postage prepaid, (ii) a nationally recognized overnight courier or (iii) electronic mail. All such notices shall be addressed, as follows:

If to the Adviser or Churchill:    Churchill Asset Management LLC
                8500 Andrew Carnegie Blvd
Charlotte, NC 28262
Attn: John McCally, General Counsel
Email: john.mccally@churchillam.com

If to the Sub-Adviser:        Nuveen Asset Management, LLC
8500 Andrew Carnegie Blvd
Charlotte, NC 28262
Attn: Jennifer Johnson, Associate General Counsel
Email: jennifer.johnson@nuveen.com

If to the Fund:        Nuveen Churchill Private Capital Income Fund
            375 Park Avenue, 9th Floor
            New York, NY 10152
            Attn: Marissa Short, Controller
            Email: marissa.short@churchillam.com
10.    Amendments of this Agreement.
This Agreement may be amended by mutual consent of the parties, subject to the requirements of applicable law.
11.    Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.
12.     Miscellaneous.
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
13.     Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CHURCHILL PCIF ADVISOR LLC

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Senior Managing Director, Secretary and General Counsel

CHURCHILL ASSET MANAGEMENT LLC

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Senior Managing Director, Secretary and General Counsel

NUVEEN ASSET MANAGEMENT, LLC

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Senior Managing Director and Associate General Counsel

[Signature Page to PCAP - Investment Sub-Advisory Agreement (Nuveen Asset Management)]